As filed with the Securities and Exchange Commission on July 26, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IVERIC bio, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-8185347 (I.R.S. Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey (Address of Principal Executive Offices)	07054 (Zip Code)

2019 Inducement Stock Incentive Plan

(Full Title of the Plan)

Glenn P. Sblendorio
Chief Executive Officer
IVERIC bio, Inc.
8 Sylvan Way
Parsippany, New Jersey 07054

(Name and Address of Agent for Service)

(212) 845-8200

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2019 Inducement Stock Incentive Plan of IVERIC bio, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement hereby incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-234404, filed with the Securities and Exchange Commission on October 31, 2019, relating to the Registrant’s 2019 Inducement Stock Incentive Plan; (ii) the Registration Statement on Form S-8, File No. 333-238065, filed with the Securities and Exchange Commission on May 7, 2020, relating to the Registrant’s 2019 Inducement Stock Incentive Plan; (iii) the Registration Statement on Form S-8, File No. 333-253896, filed with the Securities and Exchange Commission on March 5, 2021, relating to the Registrant’s 2019 Inducement Stock Incentive Plan; (iv) the Registration Statement on Form S-8, File No. 333-260917, filed with the Securities and Exchange Commission on November 9, 2021, relating to the Registrant’s 2019 Inducement Stock Incentive Plan; and (v) the Registration Statement on Form S-8, File No. 333-262995, filed with the Securities and Exchange Commission on February 24, 2022, relating to the Registrant’s 2019 Inducement Stock Incentive Plan, in each case except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description
4.1	Restated Certificate of Incorporation of the Registrant, as amended on April 16, 2019 (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 4, 2021 (File No. 001-36080))
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1, as amended, filed with the Commission on September 9, 2013 (File No. 333-190643))
5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	2019 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 10.10 of the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 27, 2020 (File No. 001-36080))
99.2	Amendment No. 1 to 2019 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on May 7, 2020 (File No. 001-36080))
99.3	Amendment No. 2 to 2019 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 10.12 of the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 4, 2021 (File No. 001-36080))
99.4	Amendment No. 3 to 2019 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on November 9, 2021 (File No. 001-36080))
99.5	Amendment No. 4 to 2019 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 10.14 of the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 24, 2022 (File No. 001-36080))
99.6*	Amendment No. 5 to the 2019 Inducement Stock Incentive Plan
107*	Calculation of Filing Fee Tables

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Parsippany, New Jersey, on this 26th day of July, 2022.

IVERIC bio, Inc.

By:	/s/ Glenn P. Sblendorio
Glenn P. Sblendorio
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of IVERIC bio, Inc., hereby severally constitute and appoint Glenn P. Sblendorio, David F. Carroll and Todd D.C. Anderman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable IVERIC bio, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glenn P. Sblendorio Glenn P. Sblendorio	Chief Executive Officer and Director (principal executive officer)	July 26, 2022

/s/ David F. Carroll David F. Carroll	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	July 26, 2022

/s/ Adrienne L. Graves Adrienne L. Graves, Ph.D.	Chairman of the Board of Directors	July 26, 2022

/s/ Mark S. Blumenkranz Mark S. Blumenkranz, M.D.	Director	July 26, 2022

/s/ Axel Bolte Axel Bolte	Director	July 26, 2022

/s/ Jane P. Henderson Jane P. Henderson	Director	July 26, 2022

/s/ Christine Miller Christine Miller	Director	July 26, 2022

/s/ Calvin W. Roberts Calvin W. Roberts, M.D.	Director	July 26, 2022